UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Exact Name of Registrant as Specified in
Commission	Charter, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone	Identification
	Number	No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478650

1-7310	Michigan Consolidated Gas Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478040

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Exhibits
Forward-Looking Statements:
SIGNATURES
Exhibit Index
Press Release of DTE Energy
Slide Presentation of DTE Energy Company

Item 7.01. Regulation FD Disclosure

     Today, December 17, 2004, DTE Energy Company (“DTE Energy”) issued a Press Release in which it announced that it held its annual Business Update Meeting for analysts and investors and that it revised its 2004 outlook and announced its 2005 outlook. For a detailed discussion, please see DTE Energy’s Press Release dated December 17, 2004, attached as Exhibit 99.1. Copies of the slide presentations are furnished as Exhibit 99.2 to this report.

Item 9.01. Exhibits

99.1	Press Release of DTE Energy Company dated December 17, 2004

99.2	Slide Presentations of DTE Energy Company dated December 17, 2004

Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to various assumptions, risks and uncertainties. They should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, The Detroit Edison Company’s (“Detroit Edison”) and Michigan Consolidated Gas Company’s (“MichCon”) 2003 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004

DTE ENERGY COMPANY (Registrant) /s/ Susan M. Beale Susan M. Beale Vice President and Corporate Secretary

THE DETROIT EDISON COMPANY (Registrant) /s/ Susan M. Beale Susan M. Beale Vice President and Corporate Secretary

MICHIGAN CONSOLIDATED GAS COMPANY (Registrant) /s/ Susan M. Beale Susan M. Beale Vice President and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of DTE Energy Company dated December 17, 2004

99.2	Slide Presentations of DTE Energy Company dated December 17, 2004